As filed with the Securities and Exchange Commission on February 7, 2002
                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ---------

                                NOVO NORDISK A/S
             (Exact name of registrant as specified in its charter)

          Kingdom of Denmark                                 None
    (State or other jurisdiction of                     (I.R.S. Employer
             incorporation                             Identification No.)
           or organization)
                                   Novo Alle
                               DK-2880 Bagsvaerd
                                    Denmark
                           Tel. No.: (45) 44-44-88-88
   (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

                NOVO NORDISK 2002 EMPLOYEE SHARE OFFERING PLAN
                              (Full title of plan)

                                   ---------

                             James C. Shehan, Esq.
                                General Counsel
                      Novo Nordisk of North America, Inc.
                        405 Lexington Avenue, Suite 6400
                            New York, New York 10017
                            Tel. No.: (212) 867-0123
                            Fax No.: (212) 867-0298
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ---------

                                   Copies to:
                              Andrew Stumpff, Esq.
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                            Tel. No.: (212) 450-4000

                                   ---------

                                          CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                       Proposed Maximum       Proposed Maximum
        Title of Securities           Amount to be    Offering Price Per     Aggregate Offering        Amount of
         to be Registered             Registered(1)        Share(2)               Price(2)         Registration Fee
----------------------------------------------------------------------------------------------------------------------
B Shares, nominal
  value DKK 2 each.................  110,000 shares         $11.88             $1,306,800.00            $120.23
======================================================================================================================

(1) The amount of B Shares being registered represents the estimated maximum aggregate amount of B Shares issuable to the employees of Novo Nordisk A/S ("Novo Nordisk") in the United States pursuant to Novo Nordisk's 2002 Employee Share Offering Plan.

(2) Calculated pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

===============================================================================

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement have been or will be delivered to employees eligible to participate in the Novo Nordisk 2002 Employee Share Offering Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference:

     (a) Annual Report on Form 20-F for the year ended December 31, 2000 of Novo Nordisk ("Company" or "Registrant"), filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     (b)   Novo Nordisk's Reports on Form 6-K filed as follows:

           o    January 9, 2001
           o    January 29, 2001
           o    February 9, 2001
           o    March 2, 2001
           o    March 13, 2001
           o    March 22, 2001
           o    April 12, 2001
           o    April 12, 2001
           o    May 11, 2001
           o    July 16, 2001
           o    August 13, 2001
           o    September 4, 2001
           o    September 4, 2001
           o    September 24, 2001
           o    October 2, 2001
           o    October 9, 2001
           o    December 28, 2001
           o    December 28, 2001
           o    January 2, 2002
           o    January 11, 2002; and
           o    January 16, 2002

     (c) The description of Novo Nordisk's B Shares filed on Form F-3 contained in Registration Statement No. 33-40687 dated May 21, 1991, as amended on May 31, 1991, and as described in Novo Nordisk's Annual Report on Form 20-F for the fiscal year ended December 31, 2000.

     In addition, all documents filed subsequent to the filing of the 20-F for the year ending December 31, 2000, by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities.

     Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

     Not applicable

ITEM 6. Indemnification of Directors and Officers.

     Novo Nordisk maintains an insurance policy that may, under certain circumstances, result in the indemnification of Novo Nordisk and its executive officers against liabilities, which they may incur in such capacities.

     The financial statements incorporated in this Registration Statement by reference to Novo Nordisk's Annual Report on Form 20-F for the fiscal year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 7. Exemption from Registration Claimed.

     Not applicable.

ITEM 8. Exhibits

 Exhibit No.                             Description
 -----------                             -----------
     4.1 Articles of Association of Novo Nordisk, filed in English in Novo Nordisk's Annual Report on Form 20-F (Commission File No. 001-08164) for the fiscal year ended December 31, 2000 and as amended on March 22, 2001 in Form 6-K*

       5        Not required per Form S-8; Item 8(a)

    23.1        Consent of PricewaterhouseCoopers

      24 Power of Attorney (Included on signature pages to this Registration Statement)

    99.1        Purchase form for B-shares in Novo Nordisk - Approved
                Program

    99.2        Purchase form for B-shares in Novo Nordisk - Supplementary
                Program

---------
*Incorporated by reference.


ITEM 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark, on the 7th day of February, 2002.

                                       NOVO NORDISK A/S


                                       By: /s/ Lars Rebien Sorensen
                                          --------------------------------------
                                          Lars Rebien Sorensen
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, James C. Shehan and Anthony Viceroy, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Registrant to comply with the Securities Act, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                            Date
          ---------                           -----                            ----

/s/ Lars Rebien Sorensen           President & Chief Executive Officer    February 7, 2002
--------------------------------
    Lars Rebien Sorensen

 /s/ Jesper Brandgaard             Chief Financial Officer                February 7, 2002
--------------------------------
     Jesper Brandgaard

    /s/ Mads 0vlisen               Chairman                               February 7, 2002
--------------------------------
        Mads 0vlisen


                                       5


 /s/ Kurt Anker Nielsen            Vice Chairman                          February 7, 2002
--------------------------------
     Kurt Anker Nielsen

  /s/ Ulf J. Johansson             Director                               February 7, 2002
--------------------------------
      Ulf J. Johansson

    /s/ Jorgen Wedel               Director                               February 7, 2002
--------------------------------
        Jorgen Wedel

    /s/ Kurt Briner                Director                               February 7, 2002
--------------------------------
        Kurt Briner

    /s/ Niels Jacobsen             Director                               February 7, 2002
--------------------------------
       Niels Jacobsen

/s/ Anne Marie Handrup Kverneland  Director                               February 7, 2002
--------------------------------
Anne Marie Handrup Kverneland

/s/ Tove Daa Funder-Nielsen        Director                               February 7, 2002
--------------------------------
    Tove Daa Funder-Nielsen

    /s/ Stig Strobaek              Director                               February 7, 2002
------------------------------
        Stig Strobaek

AUTHORIZED REPRESENTATIVE

/s/ James C. Shehan
---------------------------
James C. Shehan
as the duly authorized representative
of Novo Nordisk A/S in the United States

Date: February 7, 2002

*By: /s/ James C. Shehan
    -----------------------
James C. Shehan
Attorney-in-Fact

Date: February 7, 2002


*By: /s/ Anthony Viceroy
    -----------------------
Anthony Viceroy
Attorney-in-Fact

Date: February 7, 2002

                                 EXHIBIT INDEX

 Exhibit No.                             Description
 -----------                             -----------
     4.1 Articles of Association of Novo Nordisk, filed in English in Novo Nordisk's Annual Report on Form 20-F (Commission File No. 001-08164) for the fiscal year ended December 31, 2000 and as amended on March 22, 2001 in Form 6-K*

       5        Not required per Form S-8; Item 8(a)

    23.1        Consent of PricewaterhouseCoopers

      24 Power of Attorney (Included on signature pages to this Registration Statement)

    99.1        Purchase form for B-shares in Novo Nordisk - Approved
                Program

    99.2        Purchase form for B-shares in Novo Nordisk - Supplementary
                Program

---------
*Incorporated by reference.